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                                                                      EXHIBIT 99



                                 August 2, 2000


        Analytical Surveys, Inc.                 Pfeiffer Public Relations, Inc.
        Michael Renninger                        Geoff High
        Chief Financial Officer                  303/393-7044
        mrenninger@anlt.com                      geoff@pfeifferpr.com

            ANALYTICAL SURVEYS RECEIVES EXTENSION TO WAIVER AGREEMENT
                              FROM SENIOR LENDERS


       COMPANY ALSO RECEIVES PRESTIGIOUS AWARD FROM U.S. GEOLOGICAL SURVEY


INDIANAPOLIS, Indiana -- Analytical Surveys, Inc., (ASI) (Nasdaq National Market-ANLT), today announced that its Senior Lenders have extended to September 30, 2000, the Waiver Agreement ASI received in June related to its bank credit facilities. The previous Waiver Agreement was set to expire July 31, 2000.

"This extension is an important step in our financial and operational recovery program," said Norman Rokosh, a corporate turnaround expert who was recently hired by the Company as president and CEO. "We are making significant progress in our efforts to develop and implement a successful recovery plan for ASI and our Senior Lenders are abreast of our efforts. We believe this extension is a vote of confidence in our strategy, and we expect that we can honor the current terms of our credit facilities."

ASI also announced it has been recognized by the U.S. Geological Survey (USGS) as a recipient of its prestigious "On Time Delivery Achievement Award." In commending ASI for its performance, the USGS noted that "Analytical Surveys' consistency has been demonstrated throughout the current five-year Digital Orthophoto Quadrangle (DOQ) contract and is exemplified by the highly visible Lehi, Utah Winter Olympics project." The USGS further noted that "Analytical Surveys delivered the finished DOQ products for this project two months early without any production rejections."

"We're very pleased to be working with the USGS and proud of the team for this important recognition," Rokosh said.

Analytical Surveys is an industry leader in providing customized data conversion, digital mapping and consulting services for the spatial data markets. Geospatial data is used for a variety of applications, including the creation of geographic information systems (GIS). A GIS is a high-resolution, large-scale, richly detailed "intelligent map" that allows users to input, update, query, analyze and display detailed information about a geographic area. Geographic information systems are widely used by


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utilities, state and local governments, federal agencies and commercial businesses to manage massive infrastructures effectively, to improve operating efficiencies and to analyze future demand for facilities. The Company's traditional markets have been utilities and state and local governments. The Company also is expanding its target markets by offering a broad new range of services.

THIS IS THE LAST ASI NEWS RELEASE THAT YOU WILL RECEIVE VIA FAX. TO IMPROVE EFFICIENCIES, ASI IS TRANSITIONING ITS FAX LIST TO AN E-MAIL DISTRIBUTION SYSTEM. IF YOU WOULD LIKE TO CONTINUE RECEIVING NEWS RELEASES, PLEASE E-MAIL YOUR REQUEST & E-MAIL ADDRESS TO ALICIA@PFEIFFERPR.COM OR CALL ALICIA ALEXANDER AT 303-393-7044.


Certain statements made in this news release are forward-looking statements within the meaning of the Private Securities Litigation Act of 1995. Results may differ materially from the Company's expectations. A number of uncertainties and other factors could cause actual results to differ materially from such forward-looking statements, including, but not limited to, the possibility that the Company will not be awarded contracts in the numbers, for the amounts, or at the time that the Company currently expects, and therefore, that overall contract volume does not increase. The forward-looking statements are also based on assumptions related to the growth of the Company's consulting services, as to which there can be no assurance. A more detailed description of factors that could affect the Company's financial results are included in the Company's Annual Report on Form 10-K and other filings with the Securities and Exchange Commission.

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